UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Lyondell Chemical Company (the "Company") is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K (the "Original Form 8-K") dated October 19, 2005 regarding the shut down of its Lake Charles, Louisiana toluene diisocyanate ("TDI") plant. At the time the Company filed the Original Form 8-K, it was unable to determine the costs of resolution of the multiple commercial arrangements related to the shut down of the TDI facility. The Company has now determined that the likely future cash payments associated with these arrangements are estimated to be between $50 million and $75 million. Results of operations in the first quarter of 2007 will reflect a pre-tax charge of $62 million.

FORWARD-LOOKING STATEMENTS

The statements in this Current Report on Form 8-K/A relating to matters that are not historical facts are forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties.  Actual results could differ materially based on factors including, but not limited to, the status of ongoing discussion involving these multiple commercial arrangements; and other risk factors.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 which will be filed with the SEC in May 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President and

General Counsel

Date: April 26, 2007